UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2005

COMPUTER TASK GROUP, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On August 11, 2005, Computer Task Group, Incorporated (CTG) received a notice from the New York Stock Exchange, Inc. (NYSE) advising it that the NYSE considered it to be "below criteria" with respect to a continued listing requirement. The applicable standard provides that a company is below criteria if its average market capitalization is less than $75 million over a 30 trading-day period and its stockholders' equity is less than $75 million. The NYSE has advised CTG that 5 business days following CTG's receipt of its notice it will append the indicator ".BC" to the consolidated tape information concerning CTG's common stock.

        Prior to an amendment to NYSE rules that was approved by the SEC on June 9, 2005, the applicable standards provided that a company was below criteria if its average market capitalization was less than $50 million over a 30 trading-day period and its stockholder's equity was less than $50 million. Notwithstanding this change in standard, the failure of CTG to meet the criteria resulted from a determination by the NYSE that, for purposes of calculating market capitalization (i.e., total number of shares outstanding times market price per share), it would not consider approximately 4 million shares of common stock held by the CTG Stock Employee Compensation Trust (SECT) as outstanding. If the SECT shares are deducted from the approximately 20,780,000 shares of common stock outstanding, there was a 30 trading-day period after the amendment during which CTG's average market capitalization was less than $75 million. For purposes of the stockholders' equity aspect of the standard, at July 1, 2005 CTG's stockholders' equity was approximately $56 million.

        As provided under the NYSE's continued listing criteria (Section 802.01 of the NYSE Company Manual), when applying its market capitalization test, the NYSE "generally looks to total stock outstanding (excluding treasury shares)." The shares held by CTG's SECT are legally outstanding and are not treasury shares. They have voting rights and dividend rights, and they are held by a trust and not CTG. The NYSE has not provided to CTG, either in its written notice or in oral discussions between CTG and its representatives, citation to any rule, order, or precedent distinguishing shares held by a SECT from other outstanding shares for purposes of applying the market capitalization test.

        Under the policies and procedures of the NYSE, CTG must respond within 45 days after the NYSE's notice by providing a plan (the "Plan") advising the NYSE of the definitive action that CTG has taken, or is taking, that would bring it into conformity with the continued listing standards within 18 months of the date of receipt of the NYSE notice. If the NYSE does not accept the Plan, then the NYSE will promptly initiate suspension and delisting procedures and issue a press release disclosing the forthcoming suspension and delisting application to the SEC to delist the company's common stock. If the NYSE accepts the Plan, it will review the status of compliance with the Plan on a quarterly basis with CTG.

        CTG believes that the NYSE determination is contrary to its rules, and it intends to continue to pursue having the NYSE reconsider its interpretation. CTG also intends to prepare and submit a Plan for achieving compliance. If CTG is unable to develop a Plan that is acceptable to it and to the NYSE, CTG intends to apply for listing of its common stock on the NASDAQ.

Item 9.01     Financial Statements and Exhibits.

        (c)    Exhibits:

99	Press Release dated August 17, 2005, concerning failure to satisfy a continued listing rule of the NYSE.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: August 17, 2005	By:	/s/ James R. Boldt
Name: James R. Boldt
Title: President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
99	Press Release dated August 17, 2005, concerning failure to satisfy a continued listing rule of the NYSE.